Exhibit 10.31

SECOND AMENDMENT TO CREDIT AGREEMENT AND
INCREASE OF AGGREGATE COMMITMENTS
THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND INCREASE OF AGGREGATE COMMITMENTS, dated as of December 22, 2014 (this “Amendment”), is entered into among ALBEMARLE CORPORATION, a Virginia corporation (the “Company”), ALBEMARLE GLOBAL FINANCE COMPANY SCA, a Belgian partnership limited by shares (“société en commandite par actions” – “commanditaire vennootschap op aandelen”) (the “Belgian Borrower” and together with the Company, collectively, the “Borrowers”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).
RECITALS
WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 7, 2014 (as amended by that certain First Amendment to Credit Agreement dated as of August 15, 2014, the “Credit Agreement”); and
WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.
NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Increase of the Aggregate Commitments. Pursuant to Section 2.01(b) of the Credit Agreement (as in effect prior to giving effect to the amendments set forth in Section 2 below), the Aggregate Commitments are hereby increased by $250,000,000. Such increase in the Aggregate Commitments is reflected in Schedule 2.01 attached hereto.
2.Amendments.
(a)    Section 1.01.
(i)    The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:
“Aggregate Commitments” means the aggregate amount of Commitments of all the Lenders. The amount of the Aggregate Commitment in effect on the Second Amendment Effective Date is ONE BILLION DOLLARS ($1,000,000,000).
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date. Notwithstanding anything to the contrary contained herein, for purposes of calculating the Consolidated Leverage Ratio for the fiscal quarter ending December 31, 2014, Consolidated Funded Debt shall be calculated net of unrestricted cash on the balance sheet of the Consolidated Group in an aggregate amount not to exceed the aggregate amount outstanding under the Term Loan Credit Agreement and the Cash Bridge Credit Agreement.
(ii)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Cash Bridge Credit Agreement” means that certain Cash Bridge Credit Agreement dated as of December 2, 2014 among the Company, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.
“Second Amendment Effective Date” means December 22, 2014.
“Term Loan Credit Agreement” means that certain Credit Agreement dated as of August 15, 2014 among the Company, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.
(b)Section 2.01. Section 2.01(b) of the Credit Agreement is hereby amended to read as follows:
(b)    [reserved].
(c)Schedule 2.01. Schedule 2.01 of the Credit Agreement is hereby amended as set forth in Schedule 2.01 attached hereto.
3.    Effectiveness; Conditions Precedent. This Amendment shall be and become effective as of date hereof when all of the conditions set forth in this Section 3 shall have been satisfied.
(a)Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrowers, the Administrative Agent, the Required Lenders and each Lender increasing its Commitment.
(b)Increase of the Aggregate Commitments.
(i)The Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrowers) it may reasonably request relating to the corporate or other necessary authority for and the validity of such increase in the Aggregate Commitments, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.
(ii)If any Committed Loans are outstanding on the Second Amendment Effective Date, each Borrower shall, if applicable, prepay one or more of such Borrower’s existing Committed Loans (such prepayment to be subject to Section 3.05 of the Credit Agreement) in an amount necessary such that after giving effect to the increase in the Aggregate Commitments, each Lender will hold its pro rata share (based on its Pro Rata Share of the increased Aggregate Commitments) of outstanding Committed Loans.

(c)    Lender/Arranger Fees. The Company shall have paid (i) to the Administrative Agent, for the account of each Lender, all agreed upfront fees due and payable to such Persons on the date hereof and (ii) to the Administrative Agent and MLPFS, all fees due and payable to such Persons on the date hereof.
Without limiting the generality of the provisions of the last paragraph of Section 10.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the effectiveness of this Amendment specifying its objection thereto.
4.    Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable documented fees and expenses of Moore & Van Allen, PLLC.
5.    Ratification. Each Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.
6.    Authority/Enforceability. Each Borrower represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by such Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Borrower of this Amendment.
(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.
7.    Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no Default exists.
8.    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, each Borrower and the Administrative Agent shall treat

(and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
9.Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
10.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
11.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12.Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
13.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	ALBEMARLE CORPORATION,
a Virginia Corporation

By: /s/ Scott A. Tozier
Name: Scott A. Tozier
Title: Senior Vice President and Chief Financial Officer

BELGIAN BORROWER:	ALBEMARLE GLOBAL FINANCE COMPANY SCA

By: ALBEMARLE EUROPE SPRL,
as unlimited partner

By: /s/ Jan Vijverman
Name: Jan Vijverman
Title: Gérant

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Robert Rittelmeyer
Name: Robert Rittelmeyer
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Darren Bielawski
Name: Darren Bielawski
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Laura Woodward
Name: Laura Woodward
Title: Officer

BNP PARIBAS,
as a Lender

By: /s/ Michael Pearce
Name: Michael Pearce
Title: Managing Director

By: /s/ Mike Hoffman
Name: Mike Hoffman
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By: /s/ Mark Campbell
Name: Mark Campbell
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By: /s/ William McGinty
Name: William McGinty
Title: Director

WELLS FARGO BANK, N.A.,
as a Lender

By: /s/ Ashley Walsh
Name: Ashley Walsh
Title: Director

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Steven Dixon
Name: Steven Dixon
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ David A. Mandell
Name: David A. Mandell
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Christian S. Brown
Name: Christian S. Brown
Title: Senior Vice President

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Sara Bravo McCaulay
Name: Sara Bravo McCaulay
Title: Vice President

WHITNEY BANK,
as a Lender

By: /s/ Mark R. Phillips
Name: Mark R. Phillips
Title: Senior Vice President

Schedule 2.01

Commitments and Pro Rata Shares

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$115,000,000.00	11.500000000%
JPMorgan Chase Bank, N.A.	$115,000,000.00	11.500000000%
BNP Paribas	$100,000,000.00	10.000000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$100,000,000.00	10.000000000%
The Royal Bank of Scotland plc	$100,000,000.00	10.000000000%
Wells Fargo Bank, N.A.	$100,000,000.00	10.000000000%
Sumitomo Mitsui Banking Corporation	$80,000,000.00	8.000000000%
U.S. Bank, National Association	$80,000,000.00	8.000000000%
HSBC Bank USA, National Association	$60,000,000.00	6.000000000%
PNC Bank, National Association	$50,000,000.00	5.000000000%
The Northern Trust Company	$50,000,000.00	5.000000000%
Whitney Bank	$50,000,000.00	5.000000000%
Total	$1,000,000,000.00	100.000000000%